Calculation of Filing Fee Tables
S-3
DEVON ENERGY CORP/DE
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.10 per share	457(a)	175,000	$ 45.78	$ 8,011,500.00	0.0001381	$ 1,106.39
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 8,011,500.00		$ 1,106.39
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,106.39
Offering Note
[1]	This prospectus supplement relates to the issuance of up to 175,000 shares of common stock of Devon Energy Corporation (the "Registrant"), upon the conversion of shares of 8 1/8 % Series A Cumulative Perpetual Convertible Preferred Stock, par value $0.01 per share ("Coterra Preferred Stock"), of Coterra Energy Operating Co. This prospectus supplement also relates to such additional shares of common stock as may be issued in connection with a stock split, stock dividend or similar transaction, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"). Maximum Aggregate Offering Price estimated solely for the purpose of computing the registration fee with respect to 175,000 shares of common stock pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant's common stock on the New York Stock Exchange on June 4, 2026. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of all of the registration fees for the Registrant's Registration Statement on Form S-3ASR (File No. 333-294988) filed with the Securities and Exchange Commission on April 10, 2026 (the "Registration Statement). Calculated in accordance with Rule 457(r), this "Calculation of Filing Fee Table" shall be deemed to update the "Calculation of Registration Fee" table in the Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $8,011,500.00. The prospectus is a final prospectus for the related offering.